UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2022

Bioventus Inc.

(Exact name of registrant as specified in charter)

Delaware	001-37844	81-0980861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4721 Emperor Boulevard, Suite 100

Durham, North Carolina 27703

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 474-6700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common Stock, $0.001 par value per share	BVS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2022, Bioventus Inc. (the “Company”) announced that Mark Singleton has been appointed as the Company’s Senior Vice President, Chief Financial Officer and principal accounting officer, effective March 21, 2022, succeeding Gregory Anglum in such role.

Mr. Singleton has served as Vice President of Finance, Americas Strategic Business Units at Teleflex Inc. (“Teleflex”), a provider of specialty medical devices, since February 2021 and previously served as Teleflex’s Vice President of Finance, Vascular Strategic Business Unit from 2014 to 2020. Prior to Teleflex, Mr. Singleton held multiple leadership roles at Lenovo Group Limited, a multinational technology company, including as Executive Director, Think Business Group Chief Financial Officer (2013-2014), Executive Director, Western Europe Chief Financial Officer (2011-2012), Executive Director, North America Chief Financial Officer (2007-2011) and Director, U.S. Finance Manager (2005-2007). Mr. Singleton received his Bachelor of Science from Purdue University and his Master’s of Business Administration from Duke University, Fuqua School of Business.

In connection with his appointment, the Company has entered into an employment agreement with Mr. Singleton (the “Employment Agreement”), pursuant to which the Company has agreed to provide Mr. Singleton with (a) a base salary of $430,000, (b) an annual bonus target of 50% of his base salary, (c) a sign-on cash award equal to any earned and unpaid annual bonus for 2021 due from Teleflex, (d) a cash buy out of his existing unvested equity at Teleflex of $81,943, (d) an initial award of 74,500 restricted stock units (the “RSU Award”), and (e) an initial award of options to purchase 223,200 shares of the Company’s Class A common stock (the “Option Award”). Both the RSU Award and the Option Award are expected to be granted upon the start of Mr. Singleton’s service with the Company and will vest in four equal annual installments on the first four anniversaries of the grant date.

Mr. Anglum is expected to remain employed with the Company through April 2022, to assist with the transition. The Company expects to enter into a compensatory arrangement in connection with Mr. Anglum’s ongoing role, the material terms of which will be disclosed in an amended Current Report on Form 8-K in accordance with Instruction 2 to Item 5.02 of Form 8-K.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the actual Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

Exhibit 10.1	Employment Agreement, dated February 14, 2022, between the Company and Mark Singleton.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOVENTUS INC.

Date: February 28, 2022	By:	/s/ Anthony D’Adamio
Anthony D’Adamio
Senior Vice President and General Counsel